Exhibit 10.7

GUARANTY

This GUARANTY (as amended, restated, supplemented, or otherwise modified and in effect from time to time, this “Guaranty”) is made as of this 10th day of September, 2007, jointly and severally, by each of GULF WESTERN PETROLEUM LP, a Texas limited partnership (“Gulf Western”), WHARTON RESOURCES LLC, a Delaware limited liability company (“Wharton GP”), WHARTON RESOURCES CORP., a Delaware corporation (“Wharton LP”; Gulf Western, Wharton GP and Wharton LP, together with each other person or entity who becomes a party to this Guaranty by execution of a joinder in the form of Exhibit A attached hereto, is referred to individually as a “Guarantor” and collectively as the “Guarantors”) in favor of METAGE FUNDS LIMITED, on its own behalf and in its capacity as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the entities identified on the Schedule of Buyers attached to the Purchase Agreement defined below, and NCIM LIMITED, (in each case together with their successors and assigns, the “Buyers”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, Buyers have made loans and certain other financial accommodations (collectively, the “Loans”) to GULF WESTERN PETROLEUM CORPORATION, a Nevada corporation (the “Company”), as evidenced by that certain senior secured convertible note of even date herewith in an original principal amount of $3,700,000 (such note, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Notes”);

WHEREAS, the Notes are being acquired by Buyers pursuant to a Securities Purchase Agreement dated as of even date herewith among the Buyers and the Company (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, pursuant to a Pledge Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Company Pledge Agreement”) by the Company in favor of the Collateral Agent, the Company has pledged a lien on and security interest in all of the membership interest in and capital stock as the case may be, of each of Wharton GP and Wharton LP;

WHEREAS, pursuant to a Pledge Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Wharton Pledge Agreement”; and together with the Company Pledge Agreement, the “Pledge Agreements”) by Wharton GP and Wharton LP in favor of the Collateral Agent, Wharton GP and Wharton LP have pledged a lien on and security interest in all of the partnership interests in of Gulf Western;

WHEREAS, pursuant to a Security Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”) by the “Debtors” (as defined therein) in favor of the Collateral Agent, such Debtors have granted the Collateral Agent, for its benefit and the benefit of the Buyers, a first priority security interest in, lien upon and pledge of each of their rights in the Collateral (as defined in the Security Agreement); and

WHEREAS, the Guarantors are direct or indirect subsidiaries of the Company and, as such, will derive substantial benefit and advantage from the Loans and other financial accommodations available to the Company set forth in the Purchase Agreement, the Notes and the other Transaction Documents, and it will be to each Guarantor’s direct interest and economic benefit to assist the Company in procuring said Loans and other financial accommodations from Buyers.

NOW, THEREFORE, for and in consideration of the premises and in order to induce Buyers to make the Loans, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees as follows:

1.           Definitions:  Capitalized terms used herein without definition and defined in the Purchase Agreement are used herein as defined therein.  In addition, as used herein:

 “Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time thereunder.

 “Obligations” shall mean (i) all obligations, liabilities and indebtedness of every nature of the Company from time to time owed or owing to the Buyers and Collateral Agent, under the Security Documents, the Purchase Agreement, the Notes, the Loans, the Warrants, the Registration Rights Agreement and the other Transaction Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, taxes, indemnities, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable under the Transaction Documents, whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding, and (ii) all obligations, liabilities and indebtedness of every nature of the Guarantors from time to time owed or owing to the Buyers and/or Collateral Agent, including, without limitation, all obligations, liabilities and indebtedness of every nature of the Guarantors under or in respect of this Guaranty, the Pledge Agreements, the Security Agreement, the Purchase Agreement, the Notes, the Loans, the Warrants, the Registration Rights Agreement, the other Security Documents and the other Transaction Documents to which they are a party, as the case may be, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, taxes, indemnities, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable under the Transaction Documents, whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

2.           Guaranty of Payment.

(a)           Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guaranties the full and prompt payment and performance to Buyers and Collateral Agent, on behalf of itself and in its capacity as agent for the benefit of Buyers, when due, upon demand, at maturity or by reason of acceleration or otherwise and at all times thereafter, of any and all of the Obligations.

(b)           Each Guarantor acknowledges that valuable consideration supports this Guaranty, including, without limitation, the consideration set forth in the recitals above, as well as any commitment to lend, extension of credit or other financial accommodation, whether heretofore or hereafter made by Buyers to the Company; any extension, renewal or replacement of any of the Obligations; any forbearance with respect to any of the Obligations or otherwise; any cancellation of an existing guaranty; any purchase of any of the Company’s assets by any Buyer or Collateral Agent; or any other valuable consideration.

(c)           Each Guarantor agrees that all payments under this Guaranty shall be made in United States currency and in the same manner as provided for the Obligations.

(d)           Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any interests, liens and security interests granted by Guarantors as security for this Guaranty, not constitute a “Fraudulent Conveyance” (as defined below) in the event that this Guaranty or such interest is subject to the Bankruptcy Code or any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state.  Consequently, Guarantors, Collateral Agent and Buyers agree that if this Guaranty, or any such interests, liens or security interests securing this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such interest, lien or security interest to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times.  For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, as in effect from time to time.

3.           Costs and Expenses. Each Guarantor, jointly and severally, agrees to pay on demand, all costs and expenses of every kind incurred by any Buyer or Collateral Agent: (a) in enforcing this Guaranty, (b) in collecting any of the Obligations from the Company or any Guarantor, (c) in realizing upon or protecting or preserving any collateral for this Guaranty or for payment of any of the Obligations, and (d) in connection with any amendment of, modification to, waiver or forbearance granted under, or enforcement or administration of any Transaction Document or for any other purpose in connection with any Transaction Document.  “Costs and expenses” as used in the preceding sentence shall include, without limitation, reasonable attorneys’ fees incurred by any Buyer or Collateral Agent in retaining outside counsel at reasonable rates customarily charged for such matters for advice, suit, appeal, any insolvency or other proceedings under the Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

4.           Nature of Guaranty: Continuing, Absolute and Unconditional.

(a)           This Guaranty is and is intended to be a continuing guaranty of payment of the Obligations, and not of collectibility, and is intended to be independent of and in addition to any other guaranty, indorsement, collateral or other agreement held by Buyers or Collateral Agent therefor or with respect thereto, whether or not furnished by a Guarantor.  None of Buyers and Collateral Agent shall be required to prosecute collection, enforcement or other remedies against Company, any other Guarantor or guarantor of the Obligations or any other person or entity, or to enforce or resort to any of the Collateral or other rights or remedies pertaining thereto, before calling on a Guarantor for payment.  The obligations of each Guarantor to repay the Obligations hereunder shall be unconditional.  Each Guarantor shall defer its right of subrogation with respect to any payments made by any Guarantor hereunder until repayment of the Obligations, and until such time hereby waives any benefit of, and any right to participate in, any security or collateral given to Buyers to secure payment of the Obligations, and each Guarantor agrees that it will not take any action to enforce any obligations of the Company to any Guarantor prior to the Obligations being finally and irrevocably paid in full in cash, provided that, in the event of the bankruptcy or insolvency of the Company, Collateral Agent, for the benefit of itself and Buyers, and Buyers shall be entitled notwithstanding the foregoing, to file in the name of any Guarantor or in its own name a claim for any and all indebtedness owing to a Guarantor by the Company (exclusive of this Guaranty), vote such claim and to apply the proceeds of any such claim to the Obligations.

(b)           For the further security of Buyers and without in any way diminishing the liability of the Guarantors, following the occurrence but only during the continuation of an Event of Default, all debts and liabilities, present or future of the Company to the Guarantors and all monies received from the Company or for its account by the Guarantors in respect thereof shall be received in trust for Buyers and Collateral Agent and forthwith upon receipt shall be paid over to Collateral Agent, for its benefit and in its capacity as collateral agent for the benefit of Buyers, until all of the Obligations have been paid in full in cash.  This assignment and postponement is independent of and severable from this Guaranty and shall remain in full effect whether or not any Guarantor is liable for any amount under this Guaranty.

(c)           This Guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided.  This Guaranty is intended by the Guarantors to be the final, complete and exclusive expression of the guaranty agreement between the Guarantors and Buyers.  No modification or amendment of any provision of this Guaranty shall be effective against any party hereto unless in writing and signed by a duly authorized officer of such party.

(d)           Until irrevocable payment in full of the Obligations, each Guarantor hereby agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any “claims” (as defined in Section 101(5) of the Bankruptcy Code), whether arising under any law, ordinance, rule, regulation, order, policy or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or assets or otherwise, to which such Guarantor is or would at any time be entitled by virtue of its obligations hereunder, any payment made pursuant hereto or the exercise by any Buyer or Collateral Agent of its rights with respect to the Collateral, including any such claims to which such Guarantor may be entitled as a result of any right of subrogation, exoneration or reimbursement.

5.           Certain Rights and Obligations.

(a)           Each Guarantor acknowledges and agrees that Buyers and Collateral Agent, for its benefit and as collateral agent for the benefit of Buyers, may, without notice, demand or any reservation of rights against such Guarantor and without affecting such Guarantor’s obligations hereunder, from time to time:

(i)           renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Obligations or any part thereof or grant other indulgences to the Company or others;

(ii)         accept from any person or entity and hold collateral for the payment of the Obligations or any part thereof, and modify, exchange, enforce or refrain from enforcing, or release, compromise, settle, waive, subordinate or surrender, with or without consideration, such collateral or any part thereof;

(iii)        accept and hold any indorsement or guaranty of payment of the Obligations or any part thereof, and discharge, release or substitute any such obligation of any such indorser or guarantor, or discharge, release or compromise any Guarantor, or any other person or entity who has given any security interest in any collateral as security for the payment of the Obligations or any part thereof, or any other person or entity in any way obligated to pay the Obligations or any part thereof, and enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such indorser, guarantor, or person or entity;

(iv)        dispose of any and all collateral securing the Obligations in any manner as the Collateral Agent, in its sole discretion, may deem appropriate, and direct the order or manner of such disposition and the enforcement of any and all endorsements and guaranties relating to the Obligations or any part thereof as Collateral Agent in its sole discretion may determine;

(v)     determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Obligations (whether principal, interest, fees, costs, and expenses, or otherwise), including, without limitation, the application of payments received from any source to the payment of indebtedness other than the Obligations even though Buyers might lawfully have elected to apply such payments to the Obligations to amounts which are not covered by this Guaranty; and

(vi)        take advantage or refrain from taking advantage of any security or accept or make or refrain from accepting or making any compositions or arrangements when and in such manner as Collateral Agent, in its sole discretion, may deem appropriate;

and generally do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of such Guarantor as a guarantor or surety in whole or in part, and in no case shall Buyers or Collateral Agent be responsible or shall any Guarantor be released either in whole or in part for any act or omission in connection with Buyers or Collateral Agent having sold any security at less than its value, except as provided under applicable law.

(b)           Following the occurrence of, but only during the continuation of, an Event of Default, and upon ten (10) days written demand by Collateral Agent, each Guarantor, jointly and severally, hereby agrees to pay the Obligations to the extent hereinafter provided:

(i)           without deduction by reason of any setoff, defense (other than payment) or counterclaim of the Company or any other Guarantor;

(ii)         without requiring presentment, protest or notice of nonpayment or notice of default to any Guarantor, to the Company or to any other person or entity;

(iii)        without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Company or any other Guarantor;

(iv)        without requiring Buyers or Collateral Agent to resort first to the Company (this being a guaranty of payment and not of collection), to any other Guarantor, or to any other guaranty or any collateral which Buyers or Collateral Agent may hold;

(v)         without requiring notice of acceptance hereof or assent hereto by any Buyer or Collateral Agent; and

(vi)        without requiring notice that any of the Obligations has been incurred, extended or continued or of the reliance by any Buyer or Collateral Agent upon this Guaranty;

all of which each Guarantor hereby waives.

(c)           Each Guarantor’s obligation hereunder shall not be affected by any of the following, all of which such Guarantor hereby waives:

(i)          any failure to perfect or continue the perfection of any security interest in or other lien on any collateral securing payment of any of the Obligations or any Guarantor’s obligation hereunder;

(ii)         the invalidity, unenforceability, propriety of manner of enforcement of, or loss or change in priority of any document or any such security interest or other lien or other guaranty of the Obligations;

(iii)        any failure to protect, preserve or insure any such collateral;

(iv)        failure of a Guarantor to receive notice of any intended disposition of such collateral;

(v)         any defense arising by reason of the cessation from any cause whatsoever of liability of the Company including, without limitation, any failure, or omission by any Buyer or Collateral Agent in enforcing its claims against the Company;

(vi)        any release, settlement or compromise of any obligation of the Company, any other Guarantor or any other guarantor of the Obligations;

(vii)       the invalidity or unenforceability of any of the Obligations;

(viii)      any change of ownership of the Company, any other Guarantor or any other guarantor of the Obligations or the insolvency, bankruptcy or any other change in the legal status of the Company, any other Guarantor or any other guarantor of the Obligations;

(ix)         any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations;

(x)          the existence of any claim, setoff or other rights which the Guarantor, Company, any other Guarantor or guarantor of the Obligations or any other person or entity may have at any time against any Buyer, Collateral Agent or the Company in connection herewith or any unrelated transaction;

(xi)         any Buyer’s or Collateral Agent’s election in any case instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code;

(xii)        any use of cash collateral, or grant of a security interest by the Company, as debtor in possession, under sections 363 or 364 of the Bankruptcy Code;

(xiii)       the disallowance of all or any portion of any of any Buyer’s or Collateral Agent’s claims for repayment of the Obligations under sections 502 or 506 of the Bankruptcy Code; or

(xiv)      any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of a Guarantor from its obligations hereunder, all whether or not such Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiii) of this Section 5(c).

6.           Representations and Warranties. Each Guarantor further represents and warrants to Buyers and Collateral Agent that: (a) such Guarantor is a corporation or other entity duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged; (b) such Guarantor has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary action to authorize the guarantee hereunder on the terms and conditions of this Guaranty and to authorize the execution, delivery and performance of this Guaranty; (c) this Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought; and (d) the execution, delivery and performance by each Guarantor of this Guaranty do not require any action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the organizational documents of any Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon it.

7.           Negative Covenants. Each Guarantor covenants with Buyers and Collateral Agent that such Guarantor shall not grant any security interest in or permit any lien, claim or encumbrance upon any of its assets in favor of any person or entity other than liens and security interests in favor of Buyers and Collateral Agent and Permitted Liens.

8.           Termination. This Guaranty shall terminate when all Indebtedness under the Notes shall be finally and irrevocably paid in full in cash or converted pursuant to the terms thereof.  Thereafter, but subject to the following, Collateral Agent, on its behalf and as agent for Buyers, shall take such action and execute such documents as the Guarantors may reasonably request (and at the Guarantors’ cost and expense) in order to evidence the termination of this Guaranty.  Each Guarantor further agrees that, to the extent that the Company makes a payment or payments to Buyers or Collateral Agent on the Obligations, or Buyers or Collateral Agent receive any proceeds of collateral securing the Obligations or any other payments with respect to the Obligations, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to the Company, its estate, trustee, receiver, debtor in possession or any other person or entity, including, without limitation, the Guarantors, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by any Buyer or Collateral Agent in reliance upon such payment, and any such contrary action so taken shall be without prejudice to any Buyer’s or Collateral Agent’s rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

9.           Guaranty of Performance. Each Guarantor also guaranties the full, prompt and unconditional performance of all obligations and agreements of every kind owed or hereafter to be owed by the Company to Buyers and Collateral Agent under the Purchase Agreement, Registration Rights Agreement, the Warrants, Security Documents and the Notes.  Every provision for the benefit of Buyers and Collateral Agent contained in this Guaranty shall apply to the guaranty of performance given in this Section 9.

10.         Assumption of Liens and Obligations. To the extent that a Guarantor has received or shall hereafter receive distributions or transfers from the Company of property or cash that are subject, at the time of such receipt, to liens and security interests in favor of Buyers and/or the Collateral Agent in accordance with the Notes, the Security Agreement or any other Security Document, such Guarantor hereby expressly agrees that (i) it shall hold such assets subject to such liens and security interests, and (ii) it shall be liable for the payment of the Obligations secured thereby.  Each Guarantor’s obligations under this Section 10 shall be in addition to its obligations as set forth in other Sections of this Guaranty and not in substitution therefor or in lieu thereof.

11.         Miscellaneous.

(a)           The terms “Company” and “Guarantor” as used in this Guaranty shall include: (i) any successor association, partnership, limited liability company or corporation to which all or substantially all of the business or assets of the Company or such Guarantor shall have been transferred and (ii) any other association, partnership, limited liability company, corporation or entity into or with which the Company or such Guarantor shall have been merged, consolidated, reorganized, or absorbed.

(b)           Without limiting any other right of any Buyer or Collateral Agent, whenever any Buyer or Collateral Agent has the right to declare upon the continuation of an Event of Default any of the Obligations to be immediately due and payable (whether or not such Obligations have been so declared), Collateral Agent, on its behalf and in its capacity as agent for the benefit of Buyers, at its sole election with prior written notice to the undersigned may appropriate and set off against the Obligations upon the continuation of an Event of Default:

(i)           any and all indebtedness or other moneys due or to become due to any Guarantor by any Buyer or Collateral Agent in any capacity; and

(ii)           any credits or other property belonging to any Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any Buyer or Collateral Agent, or any affiliate of any Buyer or Collateral Agent, whether for deposit or otherwise;

and the applicable Buyer or Collateral Agent shall be deemed to have exercised such right of set off immediately at the time of such election even though any charge therefor is made or entered on such Buyer’s or Collateral Agent’s records subsequent thereto.  Collateral Agent agrees to notify such Guarantor in a reasonably practicable time of any such set-off; however, failure to so notify such Guarantor shall not affect the validity of any set-off.

(c)           Each Guarantor’s obligation hereunder is to pay the Obligations in full in cash when due according to the Notes, the Security Documents and the other agreements, documents and instruments governing the Obligations to the extent provided herein, and shall not be affected by any stay or extension of time for payment by the Company or any other Guarantor resulting from any proceeding under the Bankruptcy Code or any similar law.

(d)           No course of dealing between the Company or any Guarantor and Buyers or Collateral Agent and no act, delay or omission by Buyers or Collateral Agent in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  Any Buyer or Collateral Agent may remedy any default by the Company under any agreement with the Company or with respect to any of the Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Company.  All rights and remedies of Buyers and Collateral Agent hereunder are cumulative.

(e)           This Guaranty shall inure to the benefit of each Buyer and Collateral Agent, and each such entity’s successors and assigns.

(f)           Captions of the sections of this Guaranty are solely for the convenience of the parties hereto, and are not an aid in the interpretation of this Guaranty and do not constitute part of the agreement of the parties set forth herein.

(g)           If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

(h)           All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  Each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York (Borough of Manhattan), New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each Guarantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(i)           Notices.  All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement or, in the case of communications to the Collateral Agent, directed to the notice address set forth in the Security Agreement; provided, that any communication shall be effective as to any Guarantor if made or sent to the Company in accordance with the foregoing.

12.         WAIVERS.

(a)           EACH GUARANTOR WAIVES THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS.

(b)           UPON THE OCCURRENCE BUT ONLY DURING THE CONTINUATION OF AN EVENT OF DEFAULT, EACH GUARANTOR HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY ANY BUYER OR COLLATERAL AGENT, ON ITS BEHALF AND IN ITS CAPACITY AS AGENT FOR THE BENEFIT OF BUYERS, OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.  EACH GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS GUARANTY.

(c)           EACH GUARANTOR, BUYERS AND COLLATERAL AGENT WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY BUYER OR COLLATERAL AGENT.  EACH GUARANTOR, BUYERS AND COLLATERAL AGENTS AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH GUARANTOR, BUYERS AND COLLATERAL AGENTS FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

13.         Collateral Agent.  The terms and provisions of Section 5.12 of the Security Agreement which set forth the appointment of the Collateral Agent and the indemnifications to which the Collateral Agent is entitled are hereby incorporated by reference herein as if fully set forth therein.

14.         Payments Free of Taxes.

(a)           Definitions.  In this Section 14:

(i)             “Excluded Taxes” means, with respect to the Collateral Agent or the Buyers, or any other recipient of any payment to be made by or on account of any obligations of any Guarantor under this Guaranty, or under any other Security Document, income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located.

(ii)            “Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Company or any of its Subsidiaries, or any of their respective properties, assets or undertakings.

(iii)           “Indemnified Taxes” means Taxes other than Excluded Taxes.

(iv)           “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

(b)           Any and all payments by or on account of any obligation of any of the Guarantors under this Guaranty or any other Security Document shall be made without any set-off, counterclaim or deduction and free and clear of and without deduction for any Indemnified Taxes; provided that if any Guarantor shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 14(b)), the Collateral Agent or Buyers, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(c)           Indemnification by the Guarantors. Each Guarantor shall indemnify the Collateral Agent and the Buyers, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Collateral Agent or Buyers, as applicable, on or with respect to any payment by or on account of any obligation of such Guarantor under this Guaranty and the other Security Documents (including Indemnified Taxes or imposed or asserted on or attributable to amounts payable under this Section 14) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of the Collateral Agent or any Buyer as to the amount of such payment or liability under this Section 14 shall be delivered to such Guarantor and shall be conclusive absent manifest error.

15.         Counterparts. This Guaranty may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile, .pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the date first written above.

GUARANTORS:

Wharton Resources LLC,
a Delaware limited liability company

By:	/s/ Donald L. Sytsma
Name:	Donald L. Sytsma
Title:	CFO

Wharton Resources Corp.,
a Delaware corporation

By:	/s/ Donald L. Sytsma
Name:	Donald L. Sytsma
Title:	CFO

Gulf Western Petroleum LP,
a Texas limited partnership

By:	Wharton Resources, LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ Donald L. Sytsma
	Name:	Donald L. Sytsma
	Title:	CFO

Signature Page to Guaranty

EXHIBIT A

Form of Joinder
Joinder to Guaranty

The undersigned, [__________] a [__________], hereby joins in the execution of that certain Guaranty dated as of September 10, 2007 (the “Guaranty”), by each of GULF WESTERN PETROLEUM LP, a Texas limited partnership, WHARTON RESOURCES LLC, a Delaware limited liability company, WHARTON RESOURCES CORP., a Delaware corporation, and each other person or entity that becomes a Guarantor thereunder after the date and pursuant to the terms thereof, to and in favor of Metage Funds Limited, and NCIM Limited.  By executing this Joinder, the undersigned hereby agrees that effective as of the date hereof, it is a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor.  The undersigned agrees to be bound by all of the terms and provisions of the Guaranty and represents and warrants that the representations and warranties set forth in Section 6 of the Guaranty are, with respect to the undersigned, true and correct as of the date hereof.  Effective as of the date hereof, each reference to a Guarantor in the Guaranty shall be deemed to include the undersigned.

In Witness Whereof, the undersigned has executed this Joinder this ___ day of _________, 200_.

Guaranty